AMENDMENT NO. 3 TO
AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is dated as of September 14, 2011, and is entered into by and among LIBBEY GLASS INC., a Delaware corporation ("US Borrower"), LIBBEY EUROPE B.V., a limited liability company incorporated in The Netherlands ("Netherlands Borrower"; together with US Borrower, each a "Borrower" and collectively the "Borrowers"), the other Loan Parties party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Lenders (as defined below) with respect to the US Loans (as defined in the Credit Agreement referred to below), and J.P. MORGAN EUROPE LIMITED, as Administrative Agent for the Lenders with respect to the Netherlands Loans (as such term is defined in the Credit Agreement referred to below).
W I T N E S S E T H:
WHEREAS, Borrowers, the other Loan Parties party thereto, the lenders from time to time party thereto (the "Lenders"), and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of February 8, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms not otherwise defined herein have the definitions provided therefore in the Credit Agreement);
WHEREAS, (i) Holdings intends to enter into a settlement Agreement dated by the PBGC as of July 15, 2011 but entered into by Holdings on or about the date hereof by and between Holdings and the PBGC (the "PBGC Syracuse Settlement Agreement") with respect to Holdings' obligations under the Syracuse China Company Salaried Cash Balance Pension Plan and the Syracuse China Company Union Pension Plan, (ii) US Borrower intends to execute and deliver to the PBGC a Guaranty dated by the PBGC as of July 15, 2011 but executed and delivered by US Borrower on or about the date hereof of Holdings' obligations under the PBGC Syracuse Settlement Agreement (the "PBGC Syracuse US Borrower Guaranty"), (iii) US Borrower intends to execute and deliver to PBGC (x) an Open-End Mortgage and Security Agreement dated by the PBGC as of July 15, 2011 but executed and delivered by US Borrower on or about the date hereof executed by US Borrower in favor of the PBGC to grant the PBGC a Lien on the property owned by US Borrower located at 940 Ash Street, Toledo, Ohio (the "PBGC Toledo Mortgage") and (y) a Mortgage and Security Agreement dated by the PBGC as of July 15, 2011 but executed and delivered by US Borrower on or about the date hereof executed by US Borrower in favor of the PBGC to grant the PBGC a Lien on the property owned by US Borrower located at 4302 Jewella, Shreveport, Louisiana ("the PBGC Shreveport Mortgage; the PBGC Shreveport Mortgage and the PBGC Toledo Mortgage are collectively, the "PBGC Mortgages"), and (iv) US Borrower, the PBGC, the Administrative Agent and The Bank of New York Mellon Trust Company, N.A., as Trustee for the Senior Notes ("Senior Notes Trustee") intend to execute and deliver (x) that certain Subordination Agreement dated by the PBGC as of July 15, 2011 but executed and delivered by the other parties thereto on or about the date hereof (the "PBGC Toledo Subordination Agreement") with respect to the PBGC Toledo Mortgage pursuant to which the PBGC Toledo Mortgage shall be subordinated on terms acceptable to Administrative Agent to the Senior Notes Trustee's first lien mortgage with respect to the property owned by US Borrower located at 940 Ash Street, Toledo, Ohio and the Administrative Agent's second-lien mortgage with respect to such property, and (y) that certain Subordination Agreement dated by the PBGC as of July 15, 2011 but executed and delivered by the other parties thereto on or about the date hereof with respect to the PBGC Shreveport Mortgage pursuant to which the PBGC Shreveport Mortgage shall be subordinated on terms acceptable to Administrative Agent to the Senior Notes Trustee's first lien mortgage with respect to the property located at 4302 Jewella, Shreveport, Louisiana and the Administrative Agent's second lien mortgage with respect to such property (the "PBGC Shreveport Subordination

Agreement"; the PBGC Toledo Subordination Agreement and the PBGC Shreveport Subordination Agreement are collectively, the "PBGC Subordination Agreements");
WHEREAS, while the PBGC Syracuse Settlement Agreement is not prohibited by the terms of the Credit Agreement, and the PBGC Mortgages are not prohibited by the terms of the Credit Agreement subject to the execution and delivery of the PBGC Subordination Agreements, the PBGC Syracuse US Borrower Guaranty is prohibited by Section 6.04 of the Credit Agreement; and
WHEREAS, Borrowers have requested that Administrative Agent and Required Lenders agree to amend the Credit Agreement in certain respects, as more particularly set forth herein, in order to, among other things, permit the PBGC Syracuse US Borrower Guaranty in order to allow the transactions contemplated by the second recitals paragraph above to be contemplated;
NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Amendments. Subject to the satisfaction of the conditions set forth in Section 2 below, and in reliance on the representations set forth in Section 3 below, the Credit Agreement is hereby amended as follows:
(a)New definitions of the terms "PBGC Syracuse Settlement Agreement" and "PBGC Syracuse US Borrower Guaranty" are hereby inserted into Section 1.01 of the Credit Agreement in appropriate alphabetical order, as follows:
"PBGC Syracuse Settlement Agreement" means that certain Agreement dated by the PBGC as of July 15, 2011 but entered into by Holdings on or about September 14, 2011 by and between Holdings and the PBGC.
"PBGC Syracuse US Borrower Guaranty" means that certain Guaranty dated by the PBGC as of July 15, 2011 but entered into by US Borrower on or about September 14, 2011 executed by US Borrower in favor of the PBGC with respect to Holdings' obligations under the PBGC Syracuse Settlement Agreement.
(b)Clause (k) of Section 6.02 of the Credit Agreement is hereby amended and restated in its entirety, as follows:
(k)    Liens in favor of the PBGC so long as such Liens (i) are only on the real property and fixtures located at 940 Ash Street, Toledo, Ohio, and 4302 Jewella, Shreveport, Louisiana, (ii) secure only the obligations of the Loan Parties under the existing Syracuse China Company Salaried Cash Balance Pension Plan and/or the existing Syracuse China Company Union Pension Plan, the PBGC Syracuse Settlement Agreement and the PBGC Syracuse US Borrower Guaranty, and (iii) are junior in priority to all of the Liens securing the Secured Obligations and the Senior Notes Obligations and are subject to a subordination agreement in form and substance acceptable to the Administrative Agent; and
(c)Section 6.04 of the Credit Agreement is hereby amended by (i) deleting the "and" following the end of clause (r) thereof, (ii) deleting the "." following the end of clause (s) thereof and inserting "; and" in its place, and (iii) inserting the following new clause (t) at the end thereof:
(t)    the PBGC Syracuse US Borrower Guaranty.
2.Conditions to Effectiveness. The effectiveness of this Amendment is subject to the following conditions precedent (unless specifically waived in writing by Administrative Agent),

each to be in form and substance reasonably satisfactory to Administrative Agent:
(a)Administrative Agent shall have received a fully executed copy of this Amendment executed by Required Lenders, Borrowers and the other Loan Parties party hereto;
(b)Administrative Agent shall have received fully executed copies, in form and substance satisfactory to Administrative Agent, of each of (i) the PBGC Syracuse Settlement Agreement, (ii) the PBGC Syracuse US Borrower Guaranty, (iii) the PBGC Mortgages, and (iv) the PBGC Subordination Agreements;
(c)Administrative Agent shall have been reimbursed for all reasonable out-of-pocket costs, fees and expenses incurred by Administrative Agent in connection with the preparation, execution, administration or enforcement of this Amendment to the extent invoiced;
(d)all proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Administrative Agent and its legal counsel; and
(e)no Default or Event of Default shall have occurred and be continuing or shall be caused by the transactions contemplated by, or after giving effect to, this Amendment.
3.Representations and Warranties. To induce Administrative Agent and Lenders to enter into this Amendment, each Borrower and each other Loan Party represents and warrants to Administrative Agent and Lenders that:
(a)the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of each Borrower and each other Loan Party and that this Amendment has been duly executed and delivered by each Borrower and each other Loan Party;
(b)immediately before and after giving effect to the consummation of the transactions contemplated by this Amendment, each of the representations and warranties of the Borrowers and each of the other Loan Parties set forth in the Credit Agreement and each of the other Loan Documents, are true and correct in all material respects as of the date hereof (except to the extent they relate to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date);
(c)immediately before and after giving effect to the consummation of the transactions contemplated by this Amendment, after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing;
(d)this Amendment constitutes the legal, valid and binding obligation of each Borrower and each other Loan Party and is enforceable against each Borrower and each other Loan Party in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity; and
(e)the execution and delivery by each Borrower and each other Loan Party of this Amendment, along with the consummation of the transactions contemplated by each of the PBGC Syracuse Settlement Agreement, the PBGC Syracuse US Borrower Guaranty, the PBGC Mortgages and the PBGC Subordination Agreements, does not conflict with, and is permitted by, the Senior Notes Indenture.
4.Covenants.  Within 60 days of the date hereof, US Borrower shall (i) cause the PBGC Toledo Subordination Agreement to be recorded in the Office of the Recorder of Lucas County, Ohio and provide evidence of such recordation to Administrative Agent, and (ii) cause the PBGC Shreveport Subordination Agreement to be recorded with the Cado Parish, Louisiana Clerk of Court and provide evidence of such recordation to Administrative Agent.
5.Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
6.References. Any reference to the Credit Agreement contained in any Loan Document or any other document, instrument or agreement executed in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Amendment.
7.Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument.

Delivery by telecopy or electronic portable document format (i.e., "pdf") transmission of executed signature pages hereof from one party hereto to another party hereto shall be deemed to constitute due execution and delivery by such party.
8.Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and each of the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Each Loan Party hereby acknowledges and agrees that, unless otherwise expressly agreed to in writing by the Administrative Agent, all Liens on the Collateral created under Loan Documents in favor of Administrative Agent shall continue in full force and effect after giving effect to this Amendment.
9.Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of New York, without regard to conflict of laws principles that would require the application of laws other than those of the State of New York. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

BORROWERS:
LIBBEY GLASS INC.

By:
Name:
Title:

LIBBEY EUROPE B.V.

By:
Name:
Title:

OTHER LOAN PARTIES:
LIBBEY INC.

By:
Name:
Title:

LGA3 CORP.

By:
Name:
Title:

THE DRUMMOND GLASS COMPANY

By:
Name:
Title:

LGA4 CORP.

By:
Name:
Title:

SYRACUSE CHINA COMPANY

By:
Name:
Title:

LGFS INC.

By:
Name:
Title:

WORLD TABLEWARE INC.

By:
Name:
Title:

TRAEX COMPANY

By:
Name:
Title:

LGC CORP.

By:
Name:
Title:

LGAC LLC

By:
Name:
Title:

LIBBEY.COM LLC

By:
Name:
Title:

LIBBEY INTERNATIONAL C.V.

By:
Name:
Title:

B.V. KONINKLIJKE NEDERLANDSE GLASFABRIEK LEERDAM

By:
Name:
Title:

LIBBEY EUROPE FINANCE COMPANY B.V.

By:
Name:
Title:

LIBBEY MEXICO HOLDINGS B.V.

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as a Lender and as Administrative Agent with respect to the US Loans

By:
Name:
Title:

J.P. MORGAN EUROPE LIMITED., as a Lender and as Administrative Agent with respect to the Netherlands Loans

By:
Name:
Title:

BANK OF AMERICA, N.A., as a Lender

By:
Name:
Title:

BARCLAYS BANK PLC, as a Lender

By:
Name:
Title:

WELLS FARGO CAPITAL FINANCE, LLC, as a Lender

By:
Name:
Title:

FIFTH THIRD BANK, as a Lender

By:
Name:
Title: